EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on this Form S-8 of TeleCommunication Systems, Inc. Second Amended and Restated Employee Stock Purchase Plan of our report dated April 29, 2010 relating to the financial statements of the TeleCommunication Systems, Inc. Second Amended and Restated Employee Stock Purchase Plan for the plan years ended January 31, 2010 and 2009, which appear in its Form 11-K (No. 000-30821).

/s/ Reznick Group, P.C.
Baltimore, Maryland
November 5, 2010